Exhibit 99.1

PHH CORPORATION ANNOUNCES PRICING OF $100 MILLION OF
ADD-ON OFFERING OF 9 ¼% SENIOR NOTES DUE 2016

MT. LAUREL, N.J., December 7, 2011 — PHH Corporation (NYSE: PHH) (“PHH”) today announced the pricing of $100 million aggregate principal amount of 9 ¼% senior notes due 2016, at an issue price of 99.01%, plus accrued interest from September 1, 2011 to the anticipated settlement date, through Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters. The notes are additional notes under an existing indenture pursuant to which PHH issued $350 million aggregate principal amount of 9 ¼% senior notes due 2016 on August 11, 2010.  The notes to be issued in this offering and the previously issued 9 ¼% senior notes due 2016 will be fully fungible and form a single class of notes under the indenture.  The notes mature on March 1, 2016.  The notes will bear interest at a rate of 9.25% annually payable on March 1 and September 1 of each year, beginning on March 1, 2012.  Subject to customary closing conditions, this offering is expected to close on or about December 12, 2011.

PHH estimates the net proceeds from the issuance and sale of the notes, after deducting underwriting discounts and estimated offering expenses but excluding accrued interest, will be approximately $96.3 million.

PHH intends to use a portion of the net proceeds from this offering, along with cash on hand and borrowings under its Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, as amended (the “Amended Credit Facility”) to repay at or prior to maturity the outstanding $250 million aggregate principal amount of its 4.00% Convertible Senior Notes due April 15, 2012. Pending such use, the proceeds may be used to temporarily repay outstanding borrowings under the Amended Credit Facility, originate mortgage loans or may be invested temporarily in short-term interest-bearing investment funds or similar assets.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made by means of a prospectus only. Copies of the prospectus can be obtained from Citigroup Global Markets Inc., by telephone at 1-877-858-5407 or e-mail at batprospectusdept@citi.com and J.P. Morgan Securities LLC by telephone at 212-834-4533. Alternatively, you may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at http://www.sec.gov/. Before you invest, you should read the prospectus in such shelf registration statement, the prospectus related to the offering and other documents incorporated by reference in the prospectus for more complete information about this offering.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of business process management services for the mortgage and fleet industries. Its subsidiary, PHH Mortgage, is one of the top five retail originators of residential mortgages in the United States,(1) and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. PHH has more than 5,000 employees dedicated to delivering premier customer service and providing value-added solutions to its clients.

(1)  Inside Mortgage Finance, Copyright 2011.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the prospectus and in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Jim Ballan

jim.ballan@phh.com

856-917-4311

Media

Jonathan T. McGrain

jonathan.mcgrain@phh.com

856-917-0066

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